Exhibit 99.1

News Release
3751 Grissom Parkway, Suite 100
Myrtle Beach, SC 29577
843.626.2265
Banking Should Always Be This Easy.

Contact:	Walt Standish, President and Chief Executive Officer
843.916.7813
Gary Austin, Executive Vice President and Chief Financial Officer
843.916.7806
Beach First Announces Restated Year End Results
Myrtle Beach, SC, March 26, 2009 — Beach First National Bancshares, Inc. is correcting its unaudited 2008 year end results announced on January 27, 2009. Net loss for the year ended December 31, 2008 was $3,708,116, rather than $2,907,216 as previously reported. The corrections relate primarily to an increase in our allowance for loan losses and an adjustment to a gain incurred on loan sales. These revisions relate only to the 4th quarter and annual results for 2008 and will not affect any financial statements previously filed by Beach First with the SEC for any period.
Walt Standish, president and chief executive officer, stated, “As we reviewed our allowance for loan losses and the related accounts, we found these adjustments needed to be made to properly reflect our 2008 results.”
“During the fourth quarter, we took additional steps to recognize the decline in local real estate values and the impact on our customers. Beach First has increased its reserve for loan loss ratio to 1.55% for potential losses in the portfolio. In spite of the ongoing economic challenges facing our markets, Beach First continues to serve the needs of our customers with quality service and competitive rates,” Standish said.
Additional Financial Data
•	Total deposits grew to $533.4 million, an increase of 14.9 percent from December 31, 2007.
•	Total portfolio loans grew to $551.2 million, a 9.48 percent increase over the December 31, 2007 figure.
•	The Company ended 2008 with a Tier 1 Capital to average assets ratio of 8.95% and with a Tier 1 Capital to risk weighted assets ratio of 11.29%.
(M O R E)

Beach First Announces Restated Year End Results	P. 2
•	Annualized return on average equity was (6.94) percent for the year ended December 31, 2008, compared to 12.01 percent for the year ended December 31, 2007. The net interest margin was 3.06 percent for the year ended December 31, 2008, compared to 4.20 percent for the same period a year ago.
•	Book value per share stood at $10.26 per share at December 31, 2008, compared to $10.85 per share at December 31, 2007.
•	Beach First has not held and does not hold any Fannie Mae or Freddie Mac stock.
•	Beach First has not held and does not hold any subprime mortgages or any subprime mortgage backed securities.
Beach First National Bank is a $668.8 million financial institution headquartered in Myrtle Beach, South Carolina. In addition to its multi-state mortgage lending division, Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services including NetTeller internet banking. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses, regulatory actions or changes and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	December 31,
	2008	2007
	(unaudited)	(audited)
Assets
Cash and due from banks	$4,830,112	$4,992,634
Federal funds sold and short-term investments	6,580,273	566,044
Investment securities	70,594,811	65,677,993

Portfolio loans, net of unearned	551,156,821	503,432,516
Allowance for loan losses (ALL)	(8,642,651)	(6,935,616)

Portfolio loans, net of ALL	542,514,170	496,496,900

Mortgage loans held for sale	7,210,088	6,475,619
Federal Reserve Bank stock	1,014,000	984,000
Federal Home Loan Bank stock	3,545,100	3,395,300
Premises and equipment, net	15,624,792	15,746,143
Cash value of life insurance	3,674,106	3,554,807
Investment in BFNB Trusts	310,000	310,000
OREO and Repossessed Assets	3,111,741	15,000
Other assets	9,806,424	7,773,978

Total assets	$668,815,617	$605,988,418

Liabilities and shareholders’ equity
Liabilities:
Deposits
Noninterest bearing deposits	$24,628,632	$33,138,936
Interest bearing deposits	508,730,077	431,059,409

Total deposits	533,358,709	464,198,345

Advances from Federal Home Loan Bank	55,000,000	55,000,000
Federal funds purchased and other borrowings	16,165,022	18,288,148
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	4,263,797	5,613,875

Total liabilities	619,097,528	553,410,368

Commitments and contingencies

Shareholders’ equity:
Common stock, $1 par value; 10,000,000 shares authorized; 4,845,018 issued and outstanding at December 31, 2008 and 4,845,018 at December 31, 2007	4,845,018	4,845,018
Paid-in capital	29,513,166	29,494,912
Retained earnings	14,875,309	18,583,425
Accumulated other comprehensive loss	484,596	(345,305)

Total shareholders’ equity	49,718,089	52,578,050

Total liabilities and shareholders’ equity	$668,815,617	$605,988,418

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	For the years ended December 31,
	2008	2007	2006
	(unaudited)	(audited)	(audited)
Interest income
Interest and fees on loans	$37,640,681	$41,064,557	$33,091,838
Investment securities	3,585,613	3,698,507	2,886,528
Fed funds sold and short term investments	117,346	319,985	485,515
Other	18,355	23,970	22,929

Total interest income	41,361,995	45,107,019	36,486,810

Interest expense
Deposits	18,650,819	18,802,056	13,711,212
Advances from the FHLB, federal funds purchased and other borrowings	2,920,770	2,877,462	1,546,286
Junior subordinated debentures	588,316	802,455	771,740

Total interest expense	22,159,905	22,481,973	16,029,238

Net interest income	19,202,090	22,625,046	20,457,572

Provision for loan losses	10,491,000	2,045,600	2,174,400

Net interest income after provision for possible loan losses	8,711,090	20,579,446	18,283,172

Noninterest income
Service fees on deposit accounts	315,141	568,760	514,285
Mortgage production related income	3,447,728	4,911,705	2,136,250
Merchant income	892,113	665,811	164,229
Gain on sale of investment securities	23,180	7,904	58,283
Income from cash value life insurance	140,997	152,086	143,717
Gain on sale of fixed asset	220	6,324	583,011
Gain (loss) on sale of OREO (and writedowns)	(773,909)	98,191	(73,678)
Other income	1,185,603	1,205,504	337,586

Total noninterest income	5,231,073	7,616,285	3,863,683

Noninterest expense
Salaries and wages	7,333,941	7,760,272	6,018,633
Employee benefits	1,744,719	1,646,093	1,138,653
Supplies and printing	204,474	199,977	126,705
Advertising and public relations	521,099	615,552	387,056
Professional fees	742,836	725,122	311,627
Depreciation and amortization	1,124,250	1,060,255	518,551
Occupancy	1,652,406	1,739,101	1,065,091
Data processing fees	1,045,600	748,446	547,747
Mortgage production related expenses	711,747	1,153,246	258,277
Merchant Processing	798,061	623,947	167,866
Other operating expenses	3,801,571	2,699,834	1,908,785

Total noninterest expenses	19,680,704	18,971,845	12,448,991

Income (loss) before income taxes	(5,738,541)	9,223,886	9,697,864

Income tax expense (benefit)	(2,030,425)	3,347,256	3,502,136

Net income (loss)	$(3,708,116)	$5,876,630	$6,195,728

Basic net income (loss) per common share	$(0.77)	$1.22	$1.30

Diluted net income (loss) per common share	$(0.77)	$1.18	$1.27

Weighted average common shares outstanding:
Basic	4,845,018	4,817,911	4,764,072

Diluted	4,845,018	4,977,097	4,874,562

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	For the Three Months ended December 31,
	2008	2007
	(unaudited)	(audited)
Interest income
Loans and fees on loans	$8,667,776	$10,469,876
Investment securities	828,260	914,919
Federal funds sold and short term investments	6,161	30,818
Other	4,869	6,065

Total interest income	9,507,066	11,421,678

Interest expense
Deposits	4,496,506	4,821,890
Advances from FHLB, federal funds purchased and other borrowings	705,312	844,287
Junior subordinated debentures	142,060	203,049

Total interest expense	5,343,878	5,869,226

Net interest income	4,163,188	5,552,452

Provision for loan losses	8,200,000	1,094,800

Net interest income after provision for possible loan losses	(4,036,812)	4,457,652

Noninterest income
Service fees on deposit accounts	53,535	141,781
Mortgage production related income	740,062	703,826
Merchant income	154,288	148,700
Gain on sale of investment securities	2,146	7,904
Income from cash value life insurance	38,460	37,936
Gain on sale of fixed assets	0	825
Gain (loss) on sale of OREO (and writedowns)	(364,470)	62,444
Other income	374,918	245,357

Total noninterest income	998,939	1,348,773

Noninterest expenses
Salaries and wages	1,668,293	1,776,178
Employee benefits	499,289	415,890
Supplies and printing	51,577	49,903
Advertising and public relations	94,667	119,585
Professional fees	216,893	269,919
Depreciation and amortization	281,616	267,273
Occupancy	461,696	367,944
Data processing fees	201,166	220,328
Mortgage production related expenses	114,953	136,876
Merchant processing	112,655	134,027
Other operating expenses	1,210,872	777,908

Total noninterest expenses	4,913,677	4,535,831

Income (loss) before income taxes	(7,951,550)	1,250,504

Income tax expense (benefit)	(2,821,799)	506,797

Net income (loss)	$(5,129,751)	$743,707

Basic net income (loss) per common share	$(1.06)	$0.15

Diluted net income (loss) per common share	$(1.06)	$0.15

Weighted average common shares outstanding:
Basic	4,845,018	4,843,182

Diluted	4,845,018	4,958,040

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Summary Financial Data

	For the years ended December 31,
	2008	2007	2006
	(unaudited)	(audited)	(audited)
Net Income	$(3,708,116)	$5,876,630	$6,195,728
Average assets	656,627,095	564,196,922	464,599,310
Average equity	53,400,775	48,932,435	42,652,928
Average loans	549,953,836	458,703,105	372,791,961
End of period loans	558,366,909	509,908,135	411,214,857
End of period portfolio loans	551,156,821	503,432,516	398,736,636

Return on average assets	(0.56)%	1.04%	1.33%
Return on average equity	(6.94)%	12.01%	14.53%

Allowance for loan losses	$8,642,651	$6,935,616	$5,888,052
Net charge-offs	8,783,965	948,036	650,635

Allowance for loan losses to total loans	1.55%	1.36%	1.43%
Allowance for loan losses to portfolio loans	1.57%	1.38%	1.48%

Net charge-offs to average total loans (annualized)	1.60%	0.21%	0.17%

Total nonperforming loans	19,968,441	2,902,888	1,624,511
Total other real estate owned and repossessed assets	3,111,741	15,000	15,000

Total nonperforming assets	23,080,182	2,917,888	1,639,511

Total nonperforming assets as a percent of total assets	3.45%	0.48%	0.31%
Nonperforming loans as a percent of total loans	3.58%	0.57%	0.40%

Allowance for loan losses to nonperforming loans (coverage)	43.28%	238.92%	362.45%

Interest rate spread	2.66%	3.63%	4.06%
Net interest margin	3.06%	4.20%	4.62%